UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2015

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35117	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Agreement with Stockholders

On March 23, 2015, AEP Industries Inc. (the “Company”) entered into an Amended and Restated Agreement with Stockholders (the “Amended and Restated Stockholders’ Agreement”) with KSA Capital Management, LLC, Daniel D. Khoshaba and KSA Capital Master Fund, Ltd. (collectively, the “KSA Group”). The Amended and Restated Stockholders’ Agreement amends and restates in its entirety the Agreement with Stockholders, dated April 16, 2014 (the “Stockholders’ Agreement”), by and among the Company and the KSA Group.

The Amended and Restated Stockholders’ Agreement requires the KSA Group (and/or affiliates), within five business days of such agreement, to sell 1,400 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in open market transactions on the Nasdaq Global Select Market (“Nasdaq”), which shares had been purchased by the KSA Group (and/or affiliates) in various open market transactions on Nasdaq on March 12, 2015 (the “Additional Acquisition”), and to file such reports as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under separate agreement, the Company and the KSA Group have agreed to the Company’s disgorgement of profits of the KSA Group (and/or affiliates) related to such Additional Acquisition in accordance with Section 16 of the Exchange Act.

Except as set forth above, the material terms of the Stockholders’ Agreement remain in effect under the Amended and Restated Stockholders’ Agreement, and include:

(1)	Through the Company’s 2016 annual meeting of stockholders, the KSA Group:

•	Will not acquire, directly or indirectly, additional shares of Common Stock or other securities entitled to vote in the election of directors (the “Voting Securities”), or any rights or options to acquire additional Voting Securities.

•	Will vote for, and will not publicly oppose or recommend votes against or to withhold from, the Company’s director slates at the 2015 and 2016 annual meetings of stockholders.

•	Will not, and will cause related parties not to, (a) engage in or in any way participate in a solicitation of proxies or consents with respect to the Company, (b) initiate or encourage any shareholder proposals, (c) control or seek to control, or influence or seek to influence, the management, the Board of Directors or the policies of the Company, and (d) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral), with, or advise, finance, assist or encourage, any other person in connection with any of the foregoing.

(2)	Until the earlier of (i) April 16, 2016 and (ii) the first date that no member of the KSA Group is a 10% or more Beneficial Owner (as defined therein) of Common Stock:

•	The Company has an option to purchase shares of Common Stock owned by any of the KSA Group in one or more transactions, with the purchase price at a 1% discount to market price. The minimum exercise is for 10,000 shares of Common Stock and no transaction can result in the KSA Group having less than a 9.9% Beneficial Ownership of Common Stock.

•	The Company has a right of first refusal regarding any proposed bona fide sale by any of the KSA Group to a third person. The purchase price will be the lower of the amount set forth in the offer notice and a 1% discount to market price. The Company may provide for customary closing conditions and will have five business days to accept the offer. If the Company does not accept the offer on a timely basis, the KSA Group will have 10 business days to close the transaction on the prior terms (or terms more favorable to the KSA Group). The right of first refusal does not apply to sales of Common Stock on Nasdaq, including, without limitation, the Open Market Sales under the Amended and Restated Stockholders’ Agreement.

(3)	The KSA Group also agreed to indemnify, hold harmless and defend the Company and related persons against certain Losses (as defined therein).

The foregoing summary of the Amended and Restated Stockholders’ Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Stockholders’ Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Second Amendment to Amended and Restated Rights Agreement

The information set forth in Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 23, 2015, the Company entered into the Second Amendment to Amended and Restated Rights Agreement (the “Second Amendment”) by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). The Second Amendment amended the definition of “Exempt Person” to exempt the Additional Acquisition. Except as expressly modified and superseded, the terms of the Amended and Restated Rights Agreement by and between the Company and the Rights Agent, dated March 28, 2014, as amended on April 16, 2014, will continue in full force and effect.

The description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Amendment to Amended and Restated Rights Agreement, dated March 23, 2015, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Amended and Restated Agreement with Stockholders, dated March 23, 2015, by and among AEP Industries Inc., KSA Capital Management, LLC, Daniel D. Khoshaba and KSA Capital Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: March 26, 2015	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit Index

Exhibit No.	Description

4.1	Second Amendment to Amended and Restated Rights Agreement, dated March 23, 2015, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Amended and Restated Agreement with Stockholders, dated March 23, 2015, by and among AEP Industries Inc., KSA Capital Management, LLC, Daniel D. Khoshaba and KSA Capital Master Fund, Ltd.

4